Exhibit 10.5

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of June 9, 2005, by and between Applied Digital Solutions, Inc., a Missouri corporation (the “Company”), and each of the entities whose names appear on the signature pages hereof (each, an “Investor” and, collectively, the “Investors”).

A. The Company wishes to sell to each Investor, and each Investor wishes to purchase, on the terms and subject to the conditions set forth in this Agreement, (i) shares (the “Initial Preferred Shares”) of the Company’s Series D Convertible Preferred Stock (the “Preferred Stock”) having the rights and privileges set forth in the form of Certificate of Designation attached hereto as Exhibit A (the “Certificate of Designation”), (ii) a Warrant to purchase shares of Common Stock (as defined below) in the form attached hereto as Exhibit B (each, a “Warrant” and, collectively, the “Warrants”), and (iii) a Senior Unsecured Note in the form attached hereto as Exhibit C (each a “Note” and, collectively, the “Notes”). At maturity, the Company may, under certain conditions, exchange the Notes (an “Exchange”) for additional shares of Preferred Stock (the “Subsequent Preferred Shares”). The Initial Preferred Shares and the Subsequent Preferred Shares are collectively referred to herein as the “Preferred Shares”.

B. The Preferred Stock will be convertible into shares (the “Conversion Shares”) of the Company’s Common Stock at the Conversion Price (as defined below). The Warrant issued to an Investor will entitle such Investor to purchase a number of shares of Common Stock (the “Warrant Shares”) equal to thirty-five percent (35%) of the number of Conversion Shares into which the Preferred Shares purchased by such Investor at the Closing (as defined below) would be convertible assuming for such purpose that the Conversion Price is equal to the Market Price on the Closing Date (as such terms are defined below) (without regard to any limitation on such conversion contained herein or in the Certificate of Designation), and will be exercisable at an exercise price equal to 110% of the Market Price on the Closing Date.

C. As an inducement for each Investor to execute and deliver this Agreement, the Company has agreed to cause VeriChip Corporation (“VeriChip”) to issue to such Investor a warrant in the form attached hereto as Exhibit E that will entitle such Investor to purchase one hundred and fifty thousand (150,000) shares of the common stock of VeriChip at an exercise price equal to eight dollars ($8.00), subject to adjustment as provided therein, and will expire on the one (1) year anniversary of the date on which VeriChip completes an initial public offering of its common stock or (ii) if VeriChip does not commence an initial public offering of its common stock on or before the two (2) year anniversary of the Closing Date, on such two year anniversary.

D. The Preferred Shares (including without limitation any Preferred Shares purchased pursuant to an Exchange), the Notes, the Conversion Shares, the Warrants, the Warrant Shares, the VeriChip Warrant and the shares of VeriChip common stock issuable upon exercise of the VeriChip Warrant (“VeriChip Warrant Shares”) are collectively referred to herein as the “Securities”.

E. The Company has agreed to effect the registration of the Conversion Shares and the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a

Registration Rights Agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”). The sale of the Securities by the Company to the Investors will be effected in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act or Regulation D (“Regulation D”) promulgated by the Securities and Exchange Commission (the “Commission”) thereunder.

In consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1.	PURCHASE AND SALE OF PREFERRED SHARES, NOTES AND WARRANTS.

1.1 Closing of Purchase and Sale; Purchase Price. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and each Investor agrees to purchase (i) the number of Preferred Shares set forth below such Investor’s name on the signature pages hereof, (ii) a Note with a face amount equal to such Investor’s Pro Rata Share (as defined below) of $5,350,455, and (iii) a Warrant. The purchase price for the Preferred Shares, Note and Warrant being purchased by each Investor at the Closing (collectively, the “Purchased Securities”) shall be equal to the sum of (x) the aggregate Stated Value of such Preferred Shares plus (y) 93.45% of the face amount of such Note (the “Purchase Price”). The closing of the purchase and sale of the Purchased Securities (the “Closing”) will be deemed to occur at the offices of Duval & Stachenfeld, LLP, 300 East 42nd Street, New York, New York 10017, when (A) this Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Company and, to the extent applicable, by each Investor, (B) each of the conditions to Closing described in Article 5 hereof has been satisfied or waived by the Company or each Investor, as the case may be and (C) each Investor shall have delivered the Purchase Price to the Company by wire transfer of immediately available funds against physical delivery of duly executed certificates representing the Purchased Securities being purchased by such Investor. The date on which the Closing occurs is referred to herein as the “Closing Date”.

1.2  Certain Definitions. When used herein, the following terms shall have the respective meanings indicated:

“Affiliate” means, as to any Person (the “subject Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s Board of Directors or other management committee or group, by contract or otherwise.

“Agreement” has the meaning specified in the preamble to this Agreement.

“Business Day”  means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or commercial banks located in New York City are authorized or permitted by law to close.

“Certificate of Designation”  has the meaning specified in the preamble to this Agreement.

“Closing” and “Closing Date” have the respective meanings specified in Section 1.1 hereof.

“Commission” has the meaning specified in the preamble to this Agreement.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning specified in the preamble to this Agreement.

“Conversion Price”  has the meaning specified in the Certificate of Designation.

“Conversion Shares”  has the meaning specified in the preamble to this Agreement.

“Current Violation” has the meaning specified in Section 3.7 hereof.

“Debt” means, as to the Company and any Subsidiary that is not a Public Subsidiary at any time: (a) all indebtedness, liabilities and obligations of the Company or any such Subsidiary for borrowed money; (b) all indebtedness, liabilities and obligations of the Company or any such Subsidiary to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days; (c) all capital lease obligations of the Company or any such Subsidiary; (d) all indebtedness, liabilities and obligations of others guaranteed by the Company or any such Subsidiary; (e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by the Company or any such Subsidiary, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of the Company or any such Subsidiary (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; and (g) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of capital stock of the Company or any such Subsidiary.

“Disclosure Documents” means all SEC Documents filed by the Company at least three (3) Business Days prior to the Execution Date via the Commission’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR) in accordance with the requirements of Regulation S-T under the Exchange Act.

“DTC” has the meaning specified in Section 4.6 hereof.

“Effective Date” has the meaning specified in the Registration Rights Agreement.

“Embargoed Person” has the meaning specified in Section 3.28 hereof.

“Environmental Law” means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Execution Date” means the date on which this Agreement has been executed and delivered by the Company and the Investors.

“Excluded Securities”  means (A) securities purchased under this Agreement; (B) securities issued or issuable pursuant to the terms of the Certificate of Designations or upon exercise of the Warrants or the VeriChip Warrant; (C) the 2004 Warrants and securities issued or issuable thereunder; (D) shares of Common Stock (or the common stock of any Subsidiary) issuable or issued to (x) employees or directors of the Company or any such Subsidiary from time to time either directly or upon the exercise of options, in such case granted or to be granted in the discretion of the Company’s or such Subsidiary’s Board of Directors (or a duly authorized committee thereof) as an inducement to join the Company or such Subsidiary or pursuant to one or more stock option plans, restricted stock plans or stock purchase plans in effect as of the Execution Date or adopted after the Execution Date by the Company’s or such Subsidiary’s Board of Directors (or a duly authorized committee thereof) or by the Company’s or such Subsidiary’s shareholders, (y) vendors, service providers or consultants, either directly or pursuant to options or warrants to purchase Common Stock that are outstanding on the Execution Date or issued thereafter, provided such issuances are approved by the Company’s or such Subsidiary’s Board of Directors (or a duly authorized committee thereof) or by the Company’s or such Subsidiary’s shareholders, or (z) third parties, either directly or pursuant to options or warrants to purchase Common Stock, in connection with the settlement of a bona fide litigation approved by the Company’s or such Subsidiary’s Board of Directors; (E) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company or any of its Subsidiaries; (F) shares of Common Stock issued in connection with the acquisition by the Company or any Subsidiary of any corporation or other entity occurring after the Effective Date; (G) shares of Common Stock issued pursuant to the terms of any convertible securities of the Company that are outstanding on the Execution Date and disclosed on Schedule 3.5 hereof; (H) shares issued to Persons with whom the Company or any of its Subsidiaries is entering into a joint venture, strategic alliance or other commercial relationship in connection with the operation of the Company’s or such Subsidiary’s business and not in connection with a transaction the primary purpose of which is to raise equity capital; and (I) shares issued to a Subsidiary pursuant to a share exchange.

“FAST” has the meaning specified in Section 4.6 hereof.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in (i) opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements of the Financial Accounting Standards Board and (iii) interpretations of the Commission and the Staff of the Commission. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

“Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

“Initial Preferred Shares” has the meaning specified in the preamble to this Agreement.

“Initial Filing Deadline” has the meaning specified in Registration Rights Agreement.

“Initial Registration Statement” has the meaning specified in Registration Rights Agreement.

“Intellectual Property” means any U.S. or foreign patents, patent rights, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

“Investment Certificate” has the meaning specified in Section 4.8 hereof.

“Investment Company Act” has the meaning specified in Section 3.25 hereof.

“Investor” and “Investors” have the respective meanings specified in the preamble to this Agreement.

“Key Employee” has the meaning specified in Section 3.16 hereof.

“Lien” means, with respect to any Property, any mortgage or mortgages, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Market Price”  means, as of a particular date, the lesser of (i) the average of the daily VWAP for the Common Stock on each Trading Day occurring during the ten (10) Trading Day period ending on (and including) the Trading Day immediately preceding such date and (ii) the daily VWAP for the Common Stock on the Trading Day immediately preceding such date.

“Material Adverse Effect” means an effect that is material and adverse to (i) the consolidated business, operations, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, or (ii) the transactions contemplated by the Certificate of Designation, this Agreement or the other Transaction Documents, or (iii) the Company’s ability to perform its obligations under the Certificate of Designation, this Agreement and the other Transaction Documents.

“Material Contracts” means, as to the Company, any agreement required pursuant to Item 601 of Regulation S-B or Item 601, as applicable, of Regulation S-K under the Securities Act to be filed as an exhibit to any report, schedule, registration statement or definitive proxy statement filed or required to be filed by the Company with the Commission under the Exchange Act or any rule or regulation promulgated thereunder, and any and all amendments, modifications, supplements, renewals or restatements thereof.

“NASD” means the National Association of Securities Dealers, Inc.

“Nasdaq Stock Market” has the meaning specified in Section 3.24 hereof.

“Note” and “Notes” have the meanings specified in the preamble to this Agreement.

“Outstanding Registrable Securities” means, at any time, all Registrable Securities that at such time are either issued and outstanding or issuable.

“Pension Plan” means an employee benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

“Permitted Debt” means the following:

(a) Debt that is outstanding on the Execution Date and disclosed on Schedule 3.5 hereto, and any replacement of such Debt consisting of revolving working capital credit facilities or lines of credit obtained from commercial lending institutions on commercially reasonable terms and secured only by the Company’s and/or its Subsidiaries’ accounts receivable and/or inventory; provided, however, that in no event shall the amount of Debt outstanding at any time exceed the sum of (i) the amount of Debt outstanding on the Execution Date and disclosed on Schedule 3.5 hereto plus (ii) $10,000,000;

(b) Debt consisting of capitalized lease obligations and purchase money indebtedness incurred in connection with acquisition of capital assets and obligations under sale-leaseback or similar arrangements provided in each case that such obligations are not secured by Liens on any assets of the Company or its Subsidiaries other than the assets so leased;

(c) Debt assumed or incurred in connection with the acquisition by the Company or its Subsidiaries of all or substantially all of the capital stock or other equity interests in, or all or substantially all of the assets (constituting a business unit) of, any Person; provided, that the total amount of Debt assumed or incurred in connection with any such acquisition shall not exceed the product of (i) two (2) times (ii) the amount of the acquired entity’s or business unit’s total earnings before interest, taxes, depreciation and amortization (as determined in accordance with GAAP) for the twelve (12) full calendar months immediately prior to such acquisition;

(d) Debt incurred between the Company and a Subsidiary that is not a Public Subsidiary or between Subsidiaries that are not Public Subsidiaries; and

(e)  Debt incurred by the Company that is used to redeem all outstanding Preferred Stock and Notes and to pay in full any then existing monetary obligations thereunder.

“Permitted Liens” means the following:

(a) encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of real Property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of the Company or any of its Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

(b) Liens for taxes, assessments or other governmental charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established;

(c) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such

Liens, for which adequate reserves (as determined in accordance with GAAP) have been established;

(d) any interest or title of a lessor under any capitalized lease obligation provided that such Liens do not extend to any property or assets which is not leased property subject to such capitalized lease obligation; and

(e) purchase money Liens to finance property or assets of the Company or any Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Debt shall not exceed the cost of such property or assets (including the cost of design, development, improvement, production, acquisition, construction, installation and integration) and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired or constructed (and any improvements) and (B) the Lien securing such purchase money Debt shall be created within ten (10) days of such acquisition, construction or improvement;

(f) mortgages on real Property in existence on the Execution Date and disclosed on Schedule 3.22 hereto, and any replacements thereof, securing amounts not greater than the amounts secured thereby on the Execution Date; and

(g) Liens in existence on the Execution Date and listed on Schedule 3.5 and Schedule 3.5.1 hereto.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Preferred Shares” and “Preferred Stock” have the respective meanings specified in the preamble to this Agreement.

“Property” means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

“Pro Rata Share” means, with respect to an Investor, the ratio determined by dividing (i) the number of Preferred Shares purchased by such Investor on the Closing Date by (ii) the aggregate number of Preferred Shares purchased by all of the Investors on the Closing Date.

“Public Subsidiary” means any Subsidiary that has a class of equity securities registered pursuant to Section 12 of the Exchange Act.

“Purchase Price” has the meaning specified in Section 1.1 hereof.

“Purchased Securities” has the meaning specified in Section 1.1 hereof.

“Registrable Securities”  means the Conversion Shares and the Warrant Shares, any other shares of Common Stock issuable pursuant to the terms of the Certificate of

Designations or the Warrants, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Conversion Shares or the Warrant Shares or such other shares of Common Stock; provided, however, that “Registrable Securities” shall not include any such shares that have been sold to the public pursuant to a Registration Statement or Rule 144.

“Registration Rights Agreement” has the meaning specified in the preamble to this Agreement.

“Registration Statement” has the meaning specified in the Registration Rights Agreement.

“Regulation D” has the meaning specified in the preamble to this Agreement.

“Reserved Amount” has the meaning specified in Section 4.3 hereof.

“Restricted Period” means each of (i) the period beginning on the Initial Filing Deadline and ending on the date on which the Initial Registration Statement is declared effective by the Commission and (ii) the period beginning on Subsequent Filing Deadline and ending on the date on which the Subsequent Registration Statement is declared effective by the Commission; provided, however, that each Restricted Period shall be deemed to end on the first Business Day on which the Registrable Securities covered by the related Restricted Period may be sold pursuant to Rule 144(k).

“Rule 144” means Rule 144 under the Securities Act, or any successor provision.

“Satellite” has the meaning specified in Section 6.10 hereof.

“SEC Documents” has the meaning specified in Section 3.4 hereof.

“Securities” has the meaning specified in the preamble to this Agreement.

“Securities Act” has the meaning specified in the preamble to this Agreement.

“Stated Value” means $1,000, subject to proportionate adjustment in the event of a stock split or similar event.

“Shareholder Approval” has the meaning specified in the Certificate of Designation.

“Subsequent Issuance” means the issuance, sale, exchange, or agreement or obligation to issue, sell or exchange or reserve, or agreement to or set aside for issuance, sale or exchange, (1) shares of Common Stock, (2) any other equity security of the Company or any Subsidiary that is not a Public Subsidiary, including without limitation shares of preferred stock, (3) any other security of the Company or any such Subsidiary which by its terms is convertible into or exchangeable or exercisable for any equity security of the Company or any such Subsidiary, or (4) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such security described in the foregoing clauses (1) through (3); provided, however, that the issuance or sale, or agreement to issue or sell, Excluded Securities shall not constitute a Subsequent Issuance.

“Subsequent Filing Deadline” has the meaning specified in Registration Rights Agreement.

“Subsequent Preferred Shares” has the meaning specified in the preamble to this Agreement.

“Subsidiary” means any corporation or other entity (other than an entity having no material operations or business during the twelve month period immediately preceding the Execution Date) of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (regardless of whether, in the case of a corporation, stock of any other class or classes of such corporation shall or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by the Company and/or one or more of its Affiliates.

“Termination Date” means the first date on which the Notes have been paid in full and there are no Preferred Shares outstanding.

“Transaction Documents” means (i) this Agreement, (ii) the Notes, (iii) the Warrants, (v) the Registration Rights Agreement, (iv) the VeriChip Warrants and (v) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or any of its officers at the Closing.

“Transfer Agent” has the meaning specified in Section 4.6 hereof.

“2004 Warrants”  means, collectively, the Series B Warrants and Series D Warrants issued by the Company pursuant to the Securities Purchase Agreement, dated as of April 13, 2004, and the Securities Purchase Agreement, dated as of October 21, 2004, respectively.

“VeriChip”, “VeriChip Warrant” and (“VeriChip Warrant Shares”) have the respective meanings specified in the preamble to this Agreement.

“VWAP” on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Investors and reasonably satisfactory to the Company. If VWAP cannot be calculated for the Common Stock on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation reasonably acceptable to the Investors, and shall cause such investment banking firm to perform such determination and notify the Company and the Investors of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

“Warrants” has the meaning specified in the preamble to this Agreement.

“Warrant Shares” has the meaning specified in the preamble to this Agreement.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (regardless of whether, in the case of a corporation, stock of any other class or classes of such corporation shall or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company.

1.3 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.    REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

Each Investor (with respect to itself only) hereby represents and warrants to the Company and agrees with the Company that, as of the Execution Date:

2.1 Authorization; Enforceability. Such Investor is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with the requisite corporate power and authority to purchase the Purchased Securities and to execute and deliver this Agreement and the other Transaction Documents to which it is a party. This Agreement and the other Transaction Documents to which such Investor is a party have been duly executed and delivered by such Investor and each constitutes such Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

2.2 Accredited Investor. Such Investor (i) is an “accredited investor” as that term is defined in Rule 501 of Regulation D; (ii) is acquiring the Securities solely for its own account and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are registered under the Securities Act or are exempt from the registration requirements of the Securities Act; provided, however, that, in making such representation, such Investor does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition; and (iii) understands that an investment in the Company is speculative and involves a high degree of risk of loss.

2.3 Information. The Company has, prior to the Execution Date, provided such Investor with information regarding the business, operations and financial condition of the Company, and has, prior to the Execution Date, granted to such Investor the opportunity to ask questions of and receive satisfactory answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Purchased Securities hereunder, and based thereon believes it can make an informed decision with respect to its investment in the Securities. Neither such information nor any other investigation conducted by such Investor or its representatives shall modify, amend or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

2.4 Limitations on Disposition. Such Investor acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom. By executing this Agreement, such Investor represents that it has no agreement or understanding with any Person (other than a Person to whom such Investor has granted investment discretion over its assets) to sell, transfer and/or grant rights in any of the Securities.

2.5 Legend. Such Investor understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale.”

        Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of any of the Securities is registered pursuant to an effective registration statement, (B) such Securities have been sold pursuant to Rule 144, subject to receipt by the Company of customary documentation in connection therewith, or (C) such Securities are eligible for resale under Rule 144(k) or any successor provision and the holder thereof represents in writing to the Company that it is eligible to use such rule for public resales of such Securities, the certificates representing such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.

2.6 Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying on the truth and accuracy of the representations and warranties of such Investor set forth in this Article 2 in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

2.7 Non-Affiliate Status; Common Stock Ownership. Such Investor is not an Affiliate of the Company. Such Investor’s investment in Purchased Securities is not for the purpose of acquiring, directly or indirectly, control of, and it has no intent to acquire or exercise control of, the Company or to influence the decisions or policies of the Company’s Board of Directors.

2.8  Fees. Such Investor is not obligated to pay any commissions, compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby, other than legal fees to its counsel. Such Investor will indemnify and hold harmless the Company from and against any claim by any Person alleging that, as a result of any agreement or arrangement between such Person and such Investor, the Company is obligated to pay any such commissions, compensations, fee, cost or related expenditure in connection with the transactions completed hereby.

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor as of the Execution Date (except that, to the extent that any representation or warranty relates to a particular date, the Company hereby makes such representation or warranty as of that particular date), and agrees with such Investor, as follows:

3.1 Organization, Good Standing and Qualification. Each of the Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each of the Company and the Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not reasonably be expected to have a Material Adverse Effect.

3.2 Authorization; Consents. The Company has the requisite corporate power and authority to adopt and file the Certificate of Designation and perform its obligations thereunder and to enter into and perform its obligations under this Agreement, the Notes and the other Transaction Documents, including without limitation its obligation to issue and sell the Securities to such Investor in accordance with the terms hereof and thereof and to issue the Conversion Shares and Warrant Shares upon conversion of the Preferred Shares or exercise of the Warrants, as the case may be. All corporate action on the part of the Company by its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Certificate of Designation, this Agreement, the Notes and the other Transaction Documents has been taken, and no further consent or authorization of the Company, its Board of Directors, shareholders, any Governmental Authority or organization (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement), or any other person or entity is required (pursuant to any rule of the NASD or otherwise). The Company’s Board of Directors has determined, at a duly convened meeting or pursuant to a unanimous written consent, that the issuance and sale of the Securities, and the consummation of the transactions contemplated by the Certificate of Designation, this Agreement, the Notes and the other Transaction Documents (including without limitation the issuance of the Conversion Shares and the Warrant Shares), are in the best interests of the Company.

3.3  Enforcement. This Agreement has been duly executed and delivered by the Company, and each other Transaction Document, upon the execution and delivery thereof at or prior to the Closing, will be duly executed and delivered by the Company. This Agreement constitutes, and upon the execution and delivery thereof, each other Transaction Document will constitute, the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

3.4 SEC Documents; Agreements; Financial Statements; Other Information. The Company is subject to the reporting requirements of the Exchange Act and has filed with the Commission all reports, schedules, registration statements and definitive proxy statements that the Company was required to file with the Commission on or after December 31, 2003 (collectively, the “SEC Documents”). The Company is not aware of any event occurring on or prior to the Closing Date (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Current Report on Form 8-K after the Closing. Each SEC Document, as of the date of the filing thereof with the Commission, complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the Execution Date, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents required to be filed as exhibits to the SEC Documents have been filed as required. Except as set forth in the SEC Documents or any schedule or exhibit attached hereto, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in the financial statements included in the SEC Documents and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and the Subsidiaries taken as a whole. The financial statements included in the SEC Documents have been prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

3.5 Capitalization; Debt Schedule. The capitalization of the Company as of the date hereof, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans and agreements, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Shares and Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants is set forth on Schedule 3.5 hereto. All issued and outstanding shares of capital stock of the Company have been validly issued and are fully paid and non-assessable, and all shares of capital stock issued by any Subsidiary and held by the Company have been validly issued and are fully paid and non-assessable, free and clear of all Liens other than Permitted Liens. All outstanding shares of capital stock of the Company were issued, sold and delivered in full compliance with all applicable Federal and state securities laws. No shares of the capital stock of the Company are subject to preemptive rights or any other similar rights of security holders of the Company or any Liens created by or through the Company. Except as set forth or Schedule 3.7, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or any of the Subsidiaries (whether pursuant to anti-dilution, “reset” or other similar provisions). Except as described on Schedule 3.5 hereto, the Company or a Wholly-Owned Subsidiary owns all of the capital stock of each Wholly-Owned Subsidiary. Except as described on Schedule 3.5 hereto, neither the Company nor any of the Subsidiaries has any material Debt outstanding as of the date hereof.

3.6 Due Authorization; Valid Issuance. The Preferred Shares are duly authorized and, when issued, sold and delivered in accordance with the terms of the Certificate of Designation and the terms hereof or the terms of the Notes, as the case may be, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company, (ii) assuming the accuracy of each Investor’s representations in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws and (iii) will be entitled to all rights, preferences and privileges described in the Certificate of Designation. The Notes, the Warrants, the Conversion Shares and the Warrant Shares are duly authorized and, when issued, sold and delivered in accordance with the terms this Agreement, the Warrants, or the Certificate of Designation, as the case may be, will be duly and validly issued, fully paid and non-assessable, free and clear of any Liens imposed by or through the Company and, assuming the accuracy of such Investor’s representations in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws. The VeriChip Warrants and the VeriChip Warrant Shares are duly authorized and, when issued, sold and delivered in accordance with the terms this Agreement or the VeriChip Warrants, as the case may be, will be duly and validly issued, fully paid and non-assessable, free and clear of any Liens imposed by or through the Company and, assuming the accuracy of such Investor’s representations in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws.

3.7 No Conflict with Other Instruments. Neither the Company nor any of the Subsidiaries is in violation of any provisions of its Certificate of Incorporation, Bylaws or any other governing document or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any material instrument or material contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to it, except for violations of any provision of a Governmental Requirement that has not had or would not reasonably be expected to have a Material Adverse Effect (any such violation or default, a “Current Violation”). The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby (including without limitation, the filing of the Certificate of Designation, the issuance of the Preferred Shares and Warrants and the reservation and issuance of the Conversion Shares and Warrant Shares) will not result in a Current Violation or result in the creation of any Lien upon any assets of the Company or of any of the Subsidiaries or the triggering of any preemptive or, except as disclosed on Schedule 3.7, anti-dilution rights (including without limitation pursuant to any “reset” or similar provisions) or rights of first refusal or first offer, or any other rights that would allow or permit the holders of the Company’s securities or other Persons to purchase shares of Common Stock or other securities of the Company (whether pursuant to a shareholder rights plan provision or otherwise). Existing Missouri control share acquisition or business combination statutory provisions are inapplicable to the Company or to the issuance and delivery of the Securities to the

Investors as contemplated by the Transaction Documents.

3.8 Financial Condition; Taxes; Litigation.

3.8.1 The consolidated financial condition of the Company and the Subsidiaries is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and the Subsidiaries taken as a whole. There has occurred no (i) material adverse change to the Company’s business, operations, properties, financial condition, or results of operations since the date of the Company’s most recent audited financial statements contained in the Disclosure Documents or (ii) change by the Company in its accounting principles, policies and methods except as required by changes in GAAP or applicable law.

3.8.2 Each of the Company and the Subsidiaries (i) has prepared in good faith and duly and timely filed all tax returns required to be filed by it and such returns are complete and accurate in all material respects and (ii) has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect, and has no liability with respect to accrued taxes in excess of the amounts that are described as accrued in the most recent financial statements included in the Disclosure Documents.

3.8.3 Except as described in Schedule 3.8.3, neither the Company nor any of the Subsidiaries is the subject of any pending or, to the Company’s knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction (other than with respect to taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect), the Commission, the NASD, any state securities commission or other Governmental Authority.

3.8.4 Except as described in Schedule 3.8.4, there is no material claim, litigation or administrative proceeding pending or, to the Company’s knowledge, threatened or contemplated, against the Company or any of the Subsidiaries, or, to the Company’s knowledge, against any officer, director or employee of the Company or any such Subsidiary in connection with such person’s employment therewith. Neither the Company nor any of the Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or Governmental Authority which has had or would reasonably be expected to have a Material Adverse Effect.

3.9 Form S-3. The Company is eligible to register the Registrable Securities for resale by such Investor on a registration statement on Form S-3 under the Securities Act. To the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant’s consents) that could reasonably be expected to prohibit or delay the preparation, filing or effectiveness of such registration statement.

3.10  Acknowledgement of Dilution. The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Preferred Shares and issuance of Warrant Shares upon exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants in accordance with the terms thereof is unconditional regardless of the effect of any such dilution. The Company further acknowledges that each Investor may enter into short sales and engage in other hedging activity with respect to the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares and, assuming such activity complies in all material respects with applicable Governmental Requirements, the Company hereby waives any claim against any Investor alleging that such activity constitutes a breach of such Investor’s contractual or other obligations.

3.11 Intellectual Property. The Company and the Subsidiaries each owns or possesses, licenses or can acquire or make use of, without undue expense, all Intellectual Property that is necessary for the operation of its businesses as presently conducted and as proposed to be conducted, without any known conflict with the rights of others. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not materially alter or impair, individually or in the aggregate, any of such rights of the Company. To the Company’s knowledge, (i) none of its current products or services infringes upon any Intellectual Property of any other Person, and no claim or litigation is pending or, to the knowledge of the Company, threatened against the Company contesting its right to sell or otherwise use any product or material or service which has had or would reasonably be expected to have a Material Adverse Effect and (ii) the use by the Company of any Intellectual Property does not infringe the rights of any third party to such Intellectual Property. There is no violation by the Company with respect to any Intellectual Property owned or used by the Company and the Company’s rights to such Intellectual Property are valid and enforceable and no registration relating thereto has lapsed, expired or terminated or is the subject of any claim or proceeding that could result in any such lapse, expiration or termination. The Company and the Subsidiaries each has complied in all material respects with its obligations pursuant to any agreement relating to Intellectual Property rights that are the subject of licenses granted by third parties, except for any non-compliance that has not had or would not reasonably be expected to have a Material Adverse Effect.

3.12 Registration Rights. Except as described on Schedule 3.12 hereto, the Company has not granted or agreed to grant to any person or entity any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied in full prior to the date hereof.

3.13 No Solicitation; Other Issuances of Securities. Except as described on Schedule 3.13 hereto, either the Company nor any of its Subsidiaries or Affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities, or (ii) has, directly or indirectly, made any offers or sales of any security or the right to purchase any security, or solicited any offers to buy any security or any such right, under circumstances that would require registration of the Securities under the Securities Act or that would cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or the listing criteria of the Nasdaq Stock Market.

3.14 Fees. The Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Company will indemnify and hold harmless such Investor from and against any claim by any person or entity alleging that, as a result of any agreement or arrangement between such Person and the Company, such Investor is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

3.15 Foreign Corrupt Practices. Neither the Company, nor to the Company’s knowledge any of the Subsidiaries nor to the Company’s knowledge any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee (including without limitation any bribe, rebate, payoff, influence payment, kickback or other unlawful payment), or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.16 Key Employees. Each of the Company’s executive officers (as defined in Rule 501(f) of the Securities Act) (each, a “Key Employee”) is currently serving in the capacity indicated in Schedule 3.16 hereto. The Company has no knowledge of any fact or circumstance (including without limitation (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any such person from serving in such capacity on a full-time basis in the foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company. No Key Employee has borrowed money pursuant to a currently outstanding loan that is secured by Common Stock or any right or option to receive Common Stock.

3.17 Employee Matters. There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Company, threatened between it and its employees (or between any of the Subsidiaries and such Subsidiary’s employees). No employees of the Company belong to any union or collective bargaining unit. The Company has complied in all material respects with all applicable federal and state equal opportunity and other laws related to employment.

3.18 Environment. To the Company’s knowledge, neither the Company nor any of the Subsidiaries has any current liability under any Environmental Law, nor, to the knowledge of the Company, do any factors exist that are reasonably likely to give rise to any such liability that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, neither the Company nor any of the Subsidiaries has violated any Environmental Law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

3.19 ERISA. Except as described on Schedule 3.19, neither the Company nor any of the Subsidiaries maintains or contributes to, or has any obligation under, any Pension Plan. The Company and each of the Subsidiaries is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, except for matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

3.20 Disclosure. No written statement, information, report, representation or warranty made by the Company in this Agreement or any other Transaction Document or furnished to such Investor by or on behalf of the Company or any of the Subsidiaries in connection with the Transaction Documents or such Investor’s due diligence investigation of the Company contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which made, not misleading. Following the issuance of the press release and Current Report on Form 8-K in accordance with Section 4.1(c) hereof, such Investor will not, to the Company’s knowledge, possess any material non-public information concerning the Company. The Company acknowledges that such Investor is relying on the representations, acknowledgements and agreements made by the Company in this Section 3.20 and elsewhere in this Agreement in making trading and other decisions concerning the Company’s securities.

3.21 Insurance. The Company and each Subsidiary maintains insurance for itself and the Subsidiaries in such amounts and covering such losses and risks as the Company believes to be reasonably prudent in relation to the businesses in which the Company and the Subsidiaries are engaged. No notice of cancellation has been received for any of such policies and the Company reasonably believes that is in compliance with all of the terms and conditions thereof. The Company has no reason to believe that it will not be able to renew any existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue doing business as currently conducted without a significant increase in cost. Without limiting the generality of the foregoing, the Company maintains Director’s and Officer’s insurance in an amount not less than $10 million for each covered occurrence and in the aggregate.

3.22  Property. Except as set forth in Schedule 3.22, the Company and the Subsidiaries have good and marketable title to all personal Property and good and marketable title in fee simple to all of its real property owned by them which, individually or in the aggregate, is material to the business of the Company and the Subsidiaries, in each such case free and clear of all Liens except for Permitted Liens. Any Property held under lease by the Company and the Subsidiaries is held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such Property by the Company and the Subsidiaries.

3.23 Regulatory Permits. The Company and the Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses other than where the failure to possess such certificates, authorizations or permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any such Subsidiary has received any notice or otherwise become aware of any proceedings, inquiries or investigations relating to the revocation or modification of any such certificate, authorization or permit.

3.24 Exchange Act Registration; Listing. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq SmallCap Market or the Nasdaq National Market (collectively, the “Nasdaq Stock Market”). The Company currently meets the continuing eligibility requirements for listing on the Nasdaq Stock Market and has not received any notice from the Nasdaq Stock Market that it may not currently satisfy such requirements or that such continued listing is in any way threatened. The Company has taken no action designed to, or which, to the knowledge of the Company, may have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market.

3.25 Investment Company Status. The Company is not, and immediately after receipt of the Purchase Price for the Purchased Securities issued under this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.26 Transfer Taxes. No stock transfer or other taxes (other than income taxes) are required to be paid in connection with the issuance and sale of any of the Securities, other than such taxes for which the Company has established appropriate reserves and intends to pay in full on or before the Closing.

3.27 Internal Controls and Procedures. The Company maintains internal accounting controls, policies and procedures as certified by the Company’s Chief Executive Officer and Chief Financial Officer in the SEC Documents.

3.28  Embargoed Person. None of the funds or other assets of the Company or its Subsidiaries constitutes property of, or is beneficially owned, directly or indirectly, by any person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the investments evidenced by the Securities are or would be in violation of law. No Embargoed Person shall have any interest of any nature whatsoever in the Company with the result that the investments evidenced by the Securities are or would be in violation of law. None of the funds or other assets of the Company shall be derived from any unlawful activity with the result that the investments evidenced by the Securities are or would be in violation of law.

3.29 Sarbanes-Oxley Act; Internal Controls and Procedures. The Company is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company maintains internal accounting controls, policies and procedures, and such books and records as are reasonably designed to provide reasonable assurance that (i) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are effected by a duly authorized employee or agent of the Company, supervised by and acting within the scope of the authority granted by the Company’s senior management; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; and (iii) all transactions to which the Company or any Subsidiary is a party, or by which its properties are bound, are recorded (and such records maintained) in accordance with all Government Requirements and as may be necessary or appropriate to ensure that the financial statements of the Company are prepared in accordance with GAAP, except, in any individual case or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

3.30 Solvency. (i) The fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing Debt as such Debt matures or is otherwise payable; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted taking into account the current and projected capital requirements of the business conducted by the Company and projected capital availability; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive upon liquidation of its assets, after taking into account all anticipated uses of such amounts, would be sufficient to pay all Debt when such Debt is required to be paid. The Company does not intend to incur Debt beyond its ability to pay such Debt as it matures. The Company has no knowledge of any facts or circumstances which lead it to believe that it will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intention to so file.

3.31 Transactions with Interested Person. Except as set forth in Schedule 3.31, no officer, director or employee of the Company or any of its Subsidiaries is or has taken any steps to become a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) that could reasonably be considered material to the Company or such individual, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.32 Customers; Suppliers. The relationships of the Company and its Subsidiaries with their respective customers and suppliers are maintained on commercially reasonable terms. Since December 31, 2004, no customer or supplier of the Company or its Subsidiaries has canceled, materially modified, or otherwise terminated its relationship with the Company or its Subsidiaries or decreased materially its usage or purchase or supply of the services or products of the Company or its Subsidiaries, except for such modifications and terminations which, individually and in the aggregate, have not had, and cannot reasonably be expected to have, a Material Adverse Effect, nor does any customer or supplier have, to the Company’s knowledge, any plan or intention to do any of the foregoing. The Company has no reason to believe that any of its or its Subsidiaries’ suppliers will experience a manufacturing disruption, a failure to dedicate adequate resources to the production, assembly or testing of the Company’s or its Subsidiaries’ products, or financial instability, or that any such supplier will be unable to successfully transition its manufacturing capabilities to the future needs of the Company and its Subsidiaries.

4. COVENANTS OF THE COMPANY AND THE INVESTORS.

4.1 The Company agrees with each Investor that it will:

(a) file a Form D with the Commission and any applicable state securities department with respect to the Securities issued at the Closing as and when required under Regulation D and provide a copy thereof to each Investor promptly after such filing;

(b) take such action as the Company reasonably determines upon the advice of counsel is necessary to qualify the Securities for sale under applicable state or “blue-sky” laws or obtain an exemption therefrom, and shall provide evidence of any such action to each Investor at the Closing; and

(c) (i) on or prior to 8:30 a.m. (eastern time) on the Business Day immediately following the Execution Date, issue a press release disclosing the material terms of the Certificate of Designation, the Notes, this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and (ii) on or prior to 5:00 p.m. (eastern time) on the Business Day immediately following the Execution Date, file with the Commission a Current Report on Form 8-K disclosing the material terms of the Certificate of Designation, this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and including as exhibits the Certificate of Designation, the Notes, this Agreement and the other Transaction Documents; provided, however, that each Investor shall have a reasonable opportunity to review and comment on any such press release or Current Report on Form 8-K prior to the issuance or filing thereof. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby.

4.2 The Company agrees that it will, during the period beginning on the Execution Date and ending on the Termination Date:

(a) maintain its corporate existence in good standing;

(b) maintain, keep and preserve all of its Properties necessary in the proper conduct of its businesses in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals and replacements and improvements thereto, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(c) pay or discharge before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that the Company shall not be required to pay or discharge any tax, levy, assessment or governmental charge, or claim for labor, material or supplies, whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP;

(d) comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that the Company shall not be required to comply with any Governmental Requirements, the applicability or validity of which is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP;

(e)  comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(f) provide each Investor with copies of all materials sent to the Company’s shareholders, in each such case at the same time as such materials are delivered to such shareholders;

(g) timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination;

(h) during any Restricted Period, restrict Key Employees from selling shares of Common Stock, other than pursuant to any 10b-5(1) trading plans in effect on the Execution Date and acceptable to the Investors , it being presumed that any such plan is acceptable to the Investors if it provides for sales of Common Stock only at per share prices that exceed one hundred and fifty percent (150%) of the Conversion Price; and

(i) maintain adequate insurance coverage (including D&S insurance) for the Company and each Subsidiary.

4.3 Reservation of Common Stock. The Company shall, on the Closing Date, have authorized and reserved for issuance, free from any preemptive rights, a number of shares of Common Stock (the “Reserved Amount”) that, on the Closing Date, is not less than one hundred twenty five percent (125%) of the maximum number of shares of Common Stock issuable (A) upon conversion of all of the Initial Preferred Shares at the Conversion Price then in effect, (B) upon exercise in full of the Warrants, in each case without regard to any limitation on such conversion or exercise that may otherwise be set forth in the Certificate of Designation or the Warrants, and (C) as Dividends (as defined in the Certificate of Designation) accruing on the Initial Preferred Shares through the second anniversary of the Issue Date (as defined in the Certificate of Designation). The Company shall, on the Exchange Date, have authorized and reserved for issuance, free from any preemptive rights, a number of shares of Common Stock that, on the Exchange Date (after giving effect to the Exchange), is not less than one hundred twenty five percent (125%) of the maximum number of shares of Common Stock issuable (A) upon conversion of all of the Preferred Shares at the Conversion Price then in effect, (B) upon exercise in full of the Warrants, in each case without regard to any limitation on such conversion or exercise that may otherwise be set forth in the Certificate of Designation or the Warrants, and (C) as Dividends (as defined in the Certificate of Designation) accruing on the Preferred Shares through the second anniversary of the Issue Date (as defined in the Certificate of Designation) for such Preferred Shares. If, on any date following the Closing Date, the Reserved Amount is insufficient (whether as a result of an anti-dilution adjustment, or otherwise) at any time to cover one hundred ten percent (110%) of the Issuable Amount, the Company shall use its best efforts (including without limitation holding a meeting of its shareholders) to increase the Reserved Amount to cover one hundred twenty five percent (125%) of the Issuable Amount, such increase to be effective not later than the thirtieth (30th) day (or seventy-fifth (75th) day, in the event shareholder approval is required for such increase) following such date. Each increase in the Reserved Amount shall be allocated pro rata among the Investors based on the amount of Registrable Securities into which all of the Preferred Shares and Warrants held by such Investor at the time of such increase are convertible or exercisable (without regard to any limitation on such conversion or exercise). While any Preferred Shares or Warrants are outstanding, the Company shall not reduce the Reserved Amount without obtaining the prior written consent of each Investor. In the event that an Investor shall sell or otherwise transfer any portion of such Investor’s Preferred Shares or Warrants, each transferee shall be allocated a pro rata portion of the Reserved Amount.

4.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Purchased Securities solely to pay the purchase price for the acquisition of Instantel, Inc. and for no other purpose.

4.5  Use of Investor Name. Except as may be required by applicable law and/or this Agreement, the Company shall not use, directly or indirectly, any Investor’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of such Investor for the specific use contemplated or as otherwise required by applicable law or regulation.

4.6 Company’s Instructions to Transfer Agent. On or prior to each Closing Date, the Company shall execute and deliver irrevocable written instructions to the transfer agent for its Common Stock (the “Transfer Agent”), and provide each Investor with a copy thereof, directing the Transfer Agent (i) to issue certificates representing Conversion Shares upon conversion of the Preferred Shares and receipt of a valid Conversion Notice (as defined in the Certificate of Designation) from an Investor, in the amount specified in such Conversion Notice, in the name of such Investor or its nominee, (ii) to issue certificates representing Warrant Shares upon exercise of the Warrants and (iii) to deliver such certificates to such Investor no later than the close of business on the third (3rd) business day following the related Conversion Date (as defined in the Certificate of Designation) or Exercise Date (as defined in the Warrant), as the case may be. Such certificates may bear legends pursuant to applicable provisions of this Agreement or applicable law. The Company shall instruct the transfer agent that, in lieu of delivering physical certificates representing shares of Common Stock to an Investor upon conversion of the Preferred Shares, or exercise of the Warrants, and as long as the Transfer Agent is a participant in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”) and the Conversion Shares are eligible to be delivered through the FAST system, and such Investor has not informed the Company that it wishes to receive physical certificates therefor, and no restrictive legend is required to appear on any physical certificate if issued, the transfer agent may effect delivery of Conversion Shares or Warrant Shares, as the case may be, by crediting the account of such Investor or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates. The Company represents to and agrees with each Investor that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict such Investor’s right to convert the Preferred Shares or to receive Conversion Shares in accordance with the terms of the Certificate of Designation or to exercise the Warrant or to receive Warrant Shares upon exercise of the Warrants. In the event that the Company’s relationship with the Transfer Agent should be terminated for any reason, the Company shall use its best efforts to cause the Transfer Agent to continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and receives the instructions described above.

4.7  No Adverse Action. The Company and the Subsidiaries shall refrain, during the period beginning on the Execution Date and ending on the Termination Date, from taking any action or entering into any arrangement which in any way materially and adversely affects the provisions of the Certificate of Designation, this Agreement or any other Transaction Document.

4.8 Limitations on Disposition. No Investor shall sell, transfer, assign or dispose of any Securities, unless:

(a) there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) such Investor has notified the Company in writing of any such disposition, received the Company’s written consent to such disposition and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act; provided, however, that no such consent or opinion of counsel will be required (A) if the sale, transfer or assignment complies with federal and state securities laws and is made to an Affiliate of such Investor which is also an “accredited investor” as that term is defined in Rule 501 of Regulation D, and such Affiliate delivers to the Company a duly executed Investment Representation Certificate in the form attached hereto as Exhibit F (an “Investment Certificate”), (B) if the sale, transfer or assignment is made pursuant to Rule 144 and such Investor provides the Company with evidence reasonably satisfactory to the Company that the proposed transaction satisfies the requirements of Rule 144 or (C) in connection with a bona fide pledge or hypothecation of any Securities under a margin arrangement with a broker-dealer or other financial institution.

4.9 Disclosure of Information. The Company agrees that it will not at any time following the Execution Date disclose material non-public information to any Investor without first receiving such Investor’s written consent to such receive such disclosure. If the Company breaches its obligations under this Section 4.9, it shall promptly following a request by an Investor, and no later than one Business Day following such breach, make a public disclosure, in compliance with Regulation FD under the Exchange Act, of all such material non-public information theretofore disclosed to such Investor.

4.10 Quotation on Nasdaq. The Company shall (i) promptly following the Closing, use its commercially reasonable efforts to include all of the Conversion Shares issuable upon conversion of the Preferred Shares (without regard to any limitation on such conversion) and all of the Warrant Shares issuable upon exercise of the Warrants (without regard to any limitation on such exercise) for designation and quotation on the Nasdaq Stock Market, and (ii) use its commercially reasonable efforts to maintain the designation and quotation, or listing, of the Common Stock on the Nasdaq SmallCap Market, the Nasdaq National Market or the New York Stock Exchange for a minimum of five (5) years following the Closing Date.

4.11 Restrictions on Issuances of Securities.

(a) During the period beginning on the Execution Date and ending on the later to occur of (i) the ninetieth (90th) day following the Closing Date, and (ii) the thirtieth (30th) day following the last day of a Restricted Period, the Company shall not effect a Subsequent Issuance.

(b) During the period beginning on the Execution Date and ending on the date on which the Company obtains Shareholder Approval, the Company shall not effect a Subsequent Issuance if, immediately following such Subsequent Issuance, as a result of the operation of anti-dilution or other adjustments provided for in the Preferred Shares or Warrants or otherwise, the sum of (i) number of Conversion Shares issued or issuable upon conversion of the Preferred Shares (including Preferred Shares issuable pursuant to an Exchange) (without regard to any limitation on conversion contained in the Certificate of Designation) and (ii) the number of Warrant Shares issued or issuable upon exercise of the Warrants (without regard to any limitation on exercise contained in the Warrants), would exceed the Cap Amount (as defined in the Certificate of Designation).

(c) During the period beginning on the Execution Date and ending on the Termination Date, the Company shall not effect a Subsequent Issuance of (i) any Senior Securities or Pari Passu Securities (as such terms are defined in the Certificate of Designation), (ii) any other security of the Company which by its terms is convertible into or exchangeable or exercisable for any Senior Security or Pari Passu Security, or (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such security described in the foregoing clauses (i) and (ii); provided, however, that the foregoing shall not apply to the issuance of Permitted Debt.

(d)  Except as otherwise provided in this Section 4.11, the Company shall have the right to effect a Subsequent Issuance.

4.12 Limitation on Debt and Liens. During the period beginning on the Execution Date and ending on the Termination Date, the Company shall refrain, and shall ensure that each of its Subsidiaries that is not a Public Subsidiary refrains, (a) from incurring any Debt (including without limitation by issuing any Debt securities), other than Permitted Debt, or increasing the amount of any existing line of credit or other Debt facility beyond the amount outstanding on the date hereof, and (b) from granting, establishing or maintaining any Lien on any of its assets, including without limitation any pledge of securities owned or held by it (including without limitation any securities issued by any such Subsidiary), other than Permitted Liens.

4.13  Certain Transactions. During the period beginning on the Execution Date and ending on the Termination Date, and except as may be expressly permitted or required by the Certificate of Designation or the Transaction Documents and the Debt that is outstanding on the Execution Date and specifically disclosed on Schedule 3.5 hereto, the Company shall not, nor will it permit any of its Subsidiaries that is not a Public Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Company or any such Subsidiary of the Company (a) to pay dividends or make any other distribution to the Company or any such Subsidiary of the Company in respect of capital stock or with respect to any other interest or participation in, or measured by, its profits, or (b) to pay any amounts that are or become payable under the Certificate of Designation or any of the Transaction Documents.

4.14 Transactions with Affiliates. The Company agrees that, during the period beginning on the Execution Date and ending on the Termination Date, any material transaction or arrangement between it or any of its Subsidiaries and any Affiliate or employee of the Company or any of its Subsidiaries shall be effected only on an arms’ length basis and shall be approved by the Board of Directors, including a majority of the Company’s directors not having an interest in such transaction.

4.15 Indemnification of Investors. The Company will indemnify and hold each Investor and its directors, managers, officers, shareholders, members, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against an Investor, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Investor, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach by such Investor of such Investor’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor may have with any such shareholder or any violations by such Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing and to control any settlement of the claim; provided, however, that the Company will not settle any claim unless it first obtains the consent of the relevant Investor Parties, which consent shall not be unreasonably withheld if such settlement (i) does not require the Investor Parties to make any payment that is not indemnified under this Agreement, (ii) does not impose any non-financial obligations on the Investor Parties and (iii) does not require an acknowledgment of wrongdoing on the part of the Investor Parties. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party. The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed (it being agreed that it shall not be unreasonable for the Company to withhold or delay such consent if the Company (x) has acknowledged in writing its obligation to indemnify such Investor Party with respect to such matter, (y) the Company has assumed and is actively and in good faith pursuing the defense of such matter as herein provided, and (z) provided to such Investor Party reasonably acceptable evidence that the Company is able to comply with its indemnification obligations hereunder); or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such

Investor Party’s wrongful actions or omissions, or gross negligence or to such Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor in this Agreement or in the other Transaction Documents.

5.    CONDITIONS TO CLOSING.

5.1 Conditions to Investors’ Obligations at the Closing. Each Investor’s obligations to effect the Closing, including without limitation its obligation to purchase the Purchased Securities at the Closing, are conditioned upon the fulfillment (or waiver by such Investor in its sole and absolute discretion) of each of the following events as of the Closing Date:

5.1.1
the representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, in which case such representation or warranty shall be true and correct in all respects as of that particular date);

5.1.2
the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by the Company on or before the Closing;

5.1.3	the Company shall have filed the Certificate of Designation with the Secretary of State of the State of Missouri and delivered to such Investor written evidence of the acceptance of such filing;

5.1.4	the Closing Date shall occur on a date that is not later than June 10, 2005;

5.1.5
the Company shall have delivered to such Investor a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the conditions specified in this Section 5.1 have been fulfilled as of the Closing, it being understood that such Investor may rely on such certificate as though it were a representation and warranty of the Company made herein;

5.1.6
the Company shall have delivered to such Investor a certificate, signed by the Secretary or an Assistant Secretary of the Company, attaching (i) the Certificate of Incorporation and By-Laws of the Company, and (ii) resolutions passed by its Board of Directors to authorize the transactions contemplated hereby and by the other Transaction Documents, and certifying that such documents are true and complete copies of the originals and that such resolutions have not been amended or superseded, it being understood that such Investor may rely on such certificate as though it were a representation and warranty of the Company made herein;

5.1.7	the Company shall have delivered to such Investor one or more opinions of counsel for the Company, dated as of the Closing Date, in substantially the form set forth on Exhibit 5.1.7 hereto;

5.1.8	the Company shall have delivered to such Investor the duly executed Note and duly executed certificates representing the Preferred Shares Warrant and VeriChip Warrant being purchased by such Investor;

5.1.9	the Company shall have executed and delivered to such Investor the Registration Rights Agreement;

5.1.10
the Company shall have obtained the written agreement of each Key Employee to refrain from selling shares of Common Stock during any Restricted Period, except for sales made pursuant to a 10b-5(1) plan described in Section 4.2(h);

5.1.11
there shall have occurred no material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recent financial statements contained in the Disclosure Documents;

5.1.12	the Common Stock shall be quoted and actively traded on the Nasdaq Stock Market; and

5.1.13
there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby or by the other Transaction Documents.

5.2 Conditions to Company’s Obligations at the Closing. The Company’s obligations to effect the Closing with each Investor are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date:

5.2.1
the representations and warranties of such Investor set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, in which case such representation or warranty shall be true and correct in all respects as of that particular date);

5.2.2	such Investor shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by such Investor on or before the Closing;

5.2.3
there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby or by the other Transaction Documents;

5.2.4	such Investor shall have executed each Transaction Document to which it is a party and delivered the same to the Company; and

5.2.5	such Investor shall have delivered to the Company the Purchase Price for the Purchased Securities being purchased by it at the Closing by wire transfer of immediately available funds.

6.    MISCELLANEOUS.

6.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein and in the other Transaction Documents shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon; provided, however, that the representations and warranties made by the parties herein and in the other Transaction Documents shall survive only until the Termination Date. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Each Investor may assign its rights and obligations hereunder, in connection with any private sale or transfer of the Purchased Securities in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Investor” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign its rights or obligations under this Agreement.

 6.3 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents, or such transactions (other than the representations made in this

Agreement or the other Transaction Documents), (iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such other party.

6.4 [Intentionally Omitted]

 6.5  Injunctive Relief. The parties hereto acknowledge and agree that a breach by either of their obligations hereunder will cause irreparable harm the other party and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss.

6.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Delaware applicable to contracts made and to be performed entirely within the State of Delaware. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York in the borough of Manhattan (for any claims initiated by an Investor) or in Miami-Dade County (for any claims initiated by the Company), for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding involving an Investor or permitted assignee of an Investor, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

6.8 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.9 Notices. Any notice, demand or request required or permitted to be given by the Company or an Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Applied Digital Solutions Inc
1690 S. Congress Avenue, Suite 200
Delray Beach, FL 33445
Attn:   Scott R. Silverman
Tel:    561-805-8000
Fax:   561-805-0002

with a copy to:

Holland & Knight LLP
701 Brickell Avenue, Suite 3000
Miami, Florida 33131
Mailing Address: P.O. Box 015441, Florida, 33101
Attn:   Harvey A. Goldman, Esq.
Tel:    305-374-8500
Fax:   305-789-7799

and if to an Investor, to such address for such Investor as shall appear on the signature page hereof executed by such Investor, or as shall be designated by such Investor in writing to the Company in accordance with this Section 6.9.

6.10 Expenses. The Company and each Investor shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents; provided, however, that that the Company shall, at the Closing, pay (i) to the appropriate taxing authorities, all documentary stamp taxes that accrue with respect to the purchase and sale of the Securities and (ii) to Satellite Strategic Finance Associates, LLC (“Satellite”), $60,000.00 in immediately available funds for the out-of-pocket expenses (including without limitation the reasonable legal fees and expenses of Duval & Stachenfeld LLP) incurred by Satellite in connection its due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents (including fees and expenses estimated to be incurred for completion of the transaction and post-closing matters). At the Closing, such amount may be netted out of the Purchase Price payable by Satellite.  Notwithstanding anything herein to the contrary, if the Closing does not occur otherwise than as a result of a breach of this Agreement by Satellite or the failure of Satellite to satisfy any closing conditions, the Company shall remain obligated to pay the expenses of Satellite in the aggregate amount of $60,000.00.

6.11 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the holders of at least two-thirds (2/3) of the number of Outstanding Registrable Securities, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

APPLIED DIGITAL SOLUTIONS, INC.

By:   /s/ Evan C. McKeown
        Name: Evan C. McKeown
        Title: SVP, CFO

SATELLITE STRATEGIC FINANCE ASSOCIATES, LLC

By:  Satellite Asset Management, L.P., its Manager

By:  /s/ Simon Raykher
                      Name: Simon Raykher
                      Title: General Counsel

ADDRESS:

c/o Satellite Advisors, L.L.C.
623 Fifth Avenue, 20th Floor
New York, New York 10022
Tel:    212-209-2000
Fax:   212-209-2021

With a copy to:

Duval & Stachenfeld LLP
300 East 42nd Street
New York, New York 10017
Attn:  Robert L. Mazzeo, Esq.
Tel:    212-883-1700
Fax:   212-883-8883

Number of Shares to be Purchased: 4,680

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

APPLIED DIGITAL SOLUTIONS, INC.

By:   /s/ Evan C. McKeown
        Name: Evan C. McKeown
        Title: SVP, CFO

SATELLITE STRATEGIC FINANCE PARTNERS, LTD.

By:  Satellite Asset Management, L.P., its Manager

By:  /s/ Simon Raykher
                      Name: Simon Raykher
                      Title: General Counsel

ADDRESS:

c/o Satellite Advisors, L.L.C.
623 Fifth Avenue, 20th Floor
New York, New York 10022
Tel:    212-209-2000
Fax:   212-209-2021

With a copy to:

Duval & Stachenfeld LLP
300 East 42nd Street
New York, New York 10017
Attn:  Robert L. Mazzeo, Esq.
Tel:    212-883-1700
Fax:   212-883-8883

Number of Shares to be Purchased: 7,860

2

EXHIBIT F
INVESTMENT REPRESENTATION CERTIFICATE

Purchaser:            ______________

Company:            Applied Digital Solutions, Inc. (the “Company”)

Security:  ______________

Amount:  ______________

Date:                   ______________

In connection with the purchase of the above-listed securities (the “Securities”), the undersigned (the “Purchaser”) represents to the Company as follows:

The Purchaser is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefor, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission (“SEC”), the statutory basis for such exemption may be unavailable if the Purchaser’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. The Purchaser is an “accredited investor” as that term is defined under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in this Warrant under which the Securities are being purchased.

The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: (i) the availability of certain public information about the Company; (ii) the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold (subject to certain “tacking” provisions); (iii) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

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The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market upon which to make such a sale then exists, notwithstanding the Company’s best efforts obligation to do so set forth in the Warrant, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.

The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act or an exemption from registration will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Date: ___________________

[PURCHASER]

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